CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated September 10, 2004 relating to the financial statements and financial statement schedule of DeVry Inc., which appears in DeVry Inc.'s Annual Report on Form 10-K for the year ended June 30, 2004.

PricewaterhouseCoopers LLP

Chicago, Illinois
November 8, 2004